                                                                   Exhibit 5-B.

                  [LETTERHEAD OF LOCKHEED MARTIN CORPORATION]


                               December 6, 1999

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland  20817

RE:  Lockheed Martin Corporation
     Divested Business Deferred Management Incentive Compensation Plan (the "Plan")

Ladies and Gentlemen:

     I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") on the date hereof. The Registration Statement registers Deferred Compensation Payment Obligations and Reference Units for use in connection with the Plan. As Vice President and Associate General Counsel of Lockheed Martin Corporation (the "Corporation"), I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion.

     Based upon that examination and review, I advise you that in my opinion:

     The Plan is by its terms intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of highly compensated employees. To the extent that provisions of the Employee Retirement Income Security Act ("ERISA") apply to unfunded plans maintained primarily for the purpose of providing deferred compensation for a select group of highly compensated employees, the Plan complies with the requirements of ERISA.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement. In giving my consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 nor the rules and regulations of the Securities Exchange Commission hereunder.

                              Very truly yours,

                              LOCKHEED MARTIN CORPORATION


                              By:  /s/ Marian S. Block
                                   -------------------
                                    Marian S. Block
                                    Vice President and Associate General Counsel